Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 2 dated as of February 3, 2014 (this “Amendment”) to the Amended and Restated Credit Agreement dated as of April 29, 2011 and amended and restated as of March 6, 2013 (as heretofore amended or modified, the “Credit Agreement”) among VERINT SYSTEMS INC., a Delaware corporation (the “Company”), the SUBSIDIARY BORROWERS from time to time party thereto, the LENDERS from time to time party thereto, and CREDIT SUISSE AG, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

WHEREAS, the Company has requested the amendments to the Credit Agreement set forth in Section 2 below; and

WHEREAS, the Administrative Agent and each of the financial institutions identified on the signature pages hereto as a Lender and which, collectively, constitute Required Lenders, have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each capitalized term used herein (including in the preamble and recitals hereto) that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. For the avoidance of doubt, after the Effective Date (as defined below), any references to “date hereof” or “date of this Agreement” in the Credit Agreement shall continue to refer to March 6, 2013.

Section 2. Amendments to Credit Agreement. Effective as of the Effective Date:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:

“Additional Refinancing Lender”: as defined in Section 2.26(a).

“Amendment No. 2”: that certain Amendment No. 2 dated as of February 3, 2014 among the Company, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date”: has the meaning assigned to the term “Effective Date” in Amendment No. 2.

“First Lien Net Leverage Ratio”: as at the last day of any Test Period, the ratio of (a) Consolidated Total Debt on such day minus the sum (without duplication) of (x) any portion thereof that is not secured by any Lien on any property or asset of the Company or any Subsidiary and (y) any portion thereof that is secured by a Lien on any property or asset of the Company or any Subsidiary, which Lien is expressly subordinated or junior to the Liens securing the Obligations to (b) Consolidated EBITDA of the Company and its Subsidiaries for such period. For the avoidance of doubt and without limiting the foregoing, the Loans shall not be subtracted in any calculation of the First Lien Net Leverage Ratio.

“Limited Condition Acquisition”: any Permitted Acquisition the consummation of which by the Company or any Subsidiary is not expressly conditioned on the availability of, or on obtaining, third party financing.

“Permitted Bond Hedge Transaction”: any bond hedge, capped call or similar option transaction entered into in connection with the issuance of Permitted Convertible Indebtedness for the purpose or having the effect of increasing the effective conversion price of such Permitted Convertible Indebtedness.

“Permitted Call Spread Transaction”: any Permitted Bond Hedge Transaction together with, if applicable, any Permitted Warrant Transaction.

“Permitted Convertible Indebtedness”: any notes, bonds, debentures or similar instruments issued by the Company that are convertible into or exchangeable for (x) cash, (y) shares of the Company’s common stock or preferred stock or other equity securities that constitute Qualified Capital Stock or (z) a combination thereof.

“Permitted Warrant Transaction”: any warrant issued by the Company concurrently with the purchase, by the Company, of a Permitted Bond Hedge Transaction for the purpose of offsetting the cost of such Permitted Bond Hedge Transaction.

“Refinanced Term Loans”: as defined in Section 2.26.

“Refinancing Amendment”: an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) providing for Refinancing Term Loans pursuant to Section 2.26, which shall be consistent with Section 2.26 and otherwise satisfactory to the parties thereto. Each Refinancing Amendment shall be executed by the Administrative Agent, the Loan Parties and the other parties specified in Section 2.26 (but not any other Lender).

“Refinancing Term Loans”: one or more classes of Term Loans that result from a Refinancing Amendment in accordance with Section 2.26.

“Specified Representations”: those representations and warranties set forth in Section 4.04 (other than the third sentence thereof), the first sentence of Section 4.05, Section 4.11, Section 4.14, Section 4.18, Section 4.19 (for this purpose, assuming that the “Amendment Effective Date” is the date on which the related Limited Condition Acquisition is consummated and determined immediately after giving effect to the incurrence of any Indebtedness incurred in connection with such Limited Condition Acquisition), Section 4.20 and Section 4.21.

(b) The definition of “Available Amount” in Section 1.01 of the Credit Agreement is amended to replace the reference therein to “$50,000,000” with “$75,000,000”.

(c) The definition of “Capital Stock” in Section 1.01 of the Credit Agreement is amended to add the following proviso at the end thereof:

; provided that Capital Stock shall exclude any Indebtedness convertible into or exchangeable for Capital Stock until such time as such Indebtedness is converted into or exchanged for Capital Stock and such Capital Stock has been delivered by the Company to converting or exchanging holders.

(d) Clause (c) of the definition of “Cash Equivalents” in Section 1.01 of the Credit Agreement is amended by (i) inserting the phrase “or variable or fixed rate notes or bonds” after the first occurrence of “commercial paper” therein and (ii) replacing the phrase “commercial paper issuers generally” with “issuers of such instruments as applicable generally”.

(e) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated EBITDA”: of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill), (e) losses relating to Hedge Agreements, (f) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business), (g) any other non-cash charges and (h) transaction costs, fees and expenses in connection with any Permitted Acquisition (or any contemplated acquisition of a Permitted Acquisition Target that is not consummated) or any amendment or waiver hereof (or any contemplated amendment or waiver hereof that is not consummated); provided that if any non-cash charge added back pursuant to clause (f) or (g) represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period, plus purchase accounting revenue adjustments for such period related to Permitted Acquisitions, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining such Consolidated Net Income), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (c) gains relating to Hedge Agreements and (d) any other non-cash income, all as determined on a consolidated basis in accordance with GAAP.

(f) The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Consolidated Leverage Ratio”: as at the last day of any Test Period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA of the Company and its Subsidiaries for such period.

(g) The proviso to clause (b)(i) of the definition of “Consolidated Total Debt” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(provided that for purposes of determining compliance with the Consolidated Leverage Ratio or the First Lien Net Leverage Ratio upon an incurrence of Indebtedness, such unrestricted cash and Cash Equivalents shall not include the Net Cash Proceeds of any such Indebtedness)

(h) Clause (b) of the definition of “Net Cash Proceeds” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions, other customary fees and expenses actually incurred in connection therewith and, in the case of any Indebtedness that constitutes Permitted Convertible Indebtedness, the net cost of any Permitted Call Spread Transaction executed substantially concurrently with the pricing of such Permitted Convertible Indebtedness.

(i) Clauses (i) and (ii) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

(i) in the case of a Limited Condition Acquisition, no Default or Event of Default shall exist as of the date the definitive acquisition agreement for such Limited Condition Acquisition is entered into, and, in the case of any other Permitted Acquisition, no Default or Event of Default shall then exist or would exist immediately after giving effect thereto, (ii) for any acquisition for an aggregate consideration greater than $25,000,000, both at the time of the proposed acquisition and immediately after giving effect to the acquisition, the Company shall be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statements have been delivered hereunder,

(j) Clause (iii)(C) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “and substance” appearing therein.

(k) Clause (v) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(v) the aggregate consideration paid by the Loan Parties in the case of acquisitions after the Amendment No. 2 Effective Date of (A) entities that are not and do not become Subsidiary Guarantors or (B) assets that are not owned by a Loan Party shall not exceed the greater of (x) $125,000,000 and (y) 6.5% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder (provided that amounts available under Section 7.07(i), Section 7.07(n) and Section 7.07(o) for making Investments may also be used to pay consideration for such Permitted Acquisitions).

(l) The definition of “Permitted Equity Issuance” in Section 1.01 of the Credit Agreement is amended by adding a sentence to read as follows at the end thereof:

For the avoidance of doubt, neither the incurrence of any Indebtedness convertible into or exchangeable for Capital Stock nor the conversion or exchange of any such Indebtedness into or for Capital Stock shall constitute a Permitted Equity Issuance.

(m) The definition of “Permitted Refinancing” in Section 1.01 of the Credit Agreement is amended by adding the phrase “other than with respect to Permitted Convertible Indebtedness incurred in reliance on Section 7.02(j)(i)(y),” at the beginning of clause (ii) thereof.

(n) The definition of “Repricing Transaction” in Section 1.01 of the Credit Agreement is amended by replacing the word “Indebtedness” therein with the phrase “commercial bank or other credit facility”.

(o) A new clause (e) is added to Section 1.02 in the Credit Agreement to read as follows:

(e) Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness relating to convertible debt securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein. In addition, in the case of any Permitted Convertible Indebtedness for which the embedded conversion obligation must be settled by paying solely cash, so long as substantially concurrently with the offering of such Permitted Convertible Indebtedness, the Company enters into a cash-settled Permitted Bond Hedge Transaction relating to such Permitted Convertible Indebtedness, notwithstanding any other provision contained herein, for so long as such Permitted Bond Hedge Transaction (or a portion thereof corresponding to the amount of outstanding Permitted Convertible Indebtedness) remains in effect, all computations of amounts and ratios referred to herein shall be made as if the amount of Indebtedness represented by such Permitted Convertible Indebtedness were equal to the face principal amount thereof without regard to any mark-to-market derivative accounting for such Indebtedness.

(p) A new Section 1.04 is inserted in the Credit Agreement to read as follows:

Section 1.04. Pro Forma Calculations. For purposes of calculating Consolidated EBITDA of the Company and its Subsidiaries for any period, (i) for any acquisition or series of related acquisitions (including by merger or consolidation), the Company may, and if the aggregate consideration for such acquisition or acquisitions exceeds $25,000,000 shall, include for such period the Consolidated EBITDA of any Person acquired by the Company or its Subsidiaries during such period on a pro forma basis (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) and (ii) for any Disposition or series of related Dispositions, the Company may, and if the aggregate proceeds of such Disposition or Dispositions exceeds $25,000,000 shall, exclude for such period the Consolidated EBITDA of any Person Disposed of by the Company or its Subsidiaries during such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). For purposes hereof, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a Responsible Officer, as set forth in a certificate of a Responsible Officer with supporting calculations, including with respect to related expenses and cost savings estimated in good faith by such Responsible Officer to be realized within 18 months following such transaction (for the avoidance of doubt, net of additional costs estimated to result from such transaction), such as with respect to (but not limited to) (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead; provided, that the aggregate amount of adjustments made pursuant to this sentence at any time when such pro forma calculations are made that are not made in a manner consistent with Article 11 of Regulation S-X of the Securities Act of 1933 shall at no time exceed 20% of Consolidated EBITDA for the relevant period after giving pro forma effect thereto.

(q) A new Section 1.05 is inserted in the Credit Agreement to read as follows:

Section 1.05. Designated Senior Indebtedness. The Obligations hereunder are hereby designated by the Company as “Designated Senior Indebtedness” (or similar term) for all purposes of any subordinated Permitted Convertible Indebtedness, any other subordinated Indebtedness of the Company or any Subsidiary Guarantor and any Permitted Refinancing thereof.

(r) Section 2.22(a) of the Credit Agreement is hereby amended as follows:

(i) The proviso in the first sentence thereof is hereby amended and restated in its entirety to read as follows:

; provided that at the time of such request, no Default or Event of Default shall exist

(ii) The ultimate sentence thereof is hereby amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Term Loans (excluding any Incremental Term Loans incurred on or prior to February 3, 2014) and the Revolving Credit Commitment Increases shall not exceed the sum of (x) $200,000,000 and (y) an additional amount such that immediately after giving effect to the effectiveness of the applicable Incremental Amendment effectuating such Incremental Term Loans and/or Revolving Credit Commitment Increases, the First Lien Net Leverage Ratio shall not exceed 3.50:1.00, determined on a pro forma basis as of the last day of the most recent fiscal quarter for which financial statements are required to have been delivered hereunder, in each case, as if such Incremental Term Loans or Revolving Credit Commitment Increases, as applicable, had been outstanding, and in the case of any Revolving Credit Commitment Increase, fully drawn, on the last day of such fiscal quarter for testing compliance therewith.

(s) The second sentence of Section 2.22(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) and determined after giving effect to any extension of credit thereunder of each of the conditions set forth in Section 5.02 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 5.02 shall be deemed to refer to the effective date of such Incremental Amendment), of the payment of any fees payable in connection therewith, the delivery of any documentation required under Section 6.05 and such other conditions as the parties thereto shall agree; provided that if the proceeds of such Incremental Term Loans or Revolving Credit Commitment Increases are being used to finance a Limited Condition Acquisition, (x)(i) the reference in Section 5.02(a) to the accuracy of the representations and warranties shall solely refer to the accuracy of the representations and warranties that would constitute Specified Representations and (ii) the reference to “Material Adverse Effect” in the Specified Representations shall be understood for this purpose to refer to “Material Adverse Effect” or similar definition as defined in the definitive acquisition agreement governing such Limited Condition Acquisition and (y) the reference in Section 5.02(b) to no Default or Event of Default shall solely refer to an Event of Default under clause (a) or (f) of Article 8.

(j) A new Section 2.26 is inserted in the Credit Agreement to read as follows:

Section 2.26. Term Loan Refinancing Facilities. (a) The Company may, by written notice to the Administrative Agent from time to time, request Refinancing Term Loans to refinance all or a portion of any existing class of Term Loans (the “Refinanced Term Loans”) in an aggregate principal amount not to exceed the aggregate principal amount of the Refinanced Term Loans plus any accrued interest, fees, costs and expenses related thereto (including any original issue discount or upfront fees). Such notice shall set forth (i) the amount of the applicable Refinanced Term Loans (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000 or such other amount as is reasonably acceptable to the Administrative Agent) and (ii) the date on which the applicable Refinancing Amendment is to become effective (which shall not be less than 10 Business Days nor more than 60 days after the date of such notice (or such longer or shorter periods as the Administrative Agent shall agree)). Refinancing Term Loans may be made by any existing Lender or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Refinancing Lender”), provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld, delayed or conditioned) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans if such consent would be required under Section 10.06 for an assignment of Term Loans to such Lender or Additional Refinancing Lender.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof (each, a “Refinancing Facility Closing Date”) of each of the conditions set forth in Section 5.02 (it being understood that all references to “the date of such extension of credit” or similar language in such Section 5.02 shall be deemed to refer to the effective date of such Refinancing Amendment), of the payment of any fees payable in connection therewith and such other conditions as the parties thereto shall agree. The terms of the Refinancing Term Loans shall comply with Section 2.26(c). Substantially concurrently with the incurrence of any such Refinancing Term Loans, 100% of the net cash proceeds thereof shall be applied to repay the Refinanced Term Loans (including accrued interest, fees and premiums (if any) payable in connection therewith).

(c) The Refinancing Term Loans (i) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans and none of the obligors or guarantors with respect thereto shall be a Person that is not a Loan Party, (ii) shall not be secured by any assets other than the Collateral, (iii) shall not mature earlier than the Term Loan Maturity Date, (iv) shall not have a weighted average life to maturity shorter than the weighted average life to maturity of the Term Loans, (v) shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments, it being understood that mandatory prepayments shall be applied ratably to the Term Loans based on the aggregate principal amount of Term Loans and Refinancing Term Loans then outstanding and in accordance with the terms of Section 2.10 except to the extent the terms of the relevant

Refinancing Amendment shall provide that such Refinancing Term Loans shall not be subject to mandatory prepayments or be prepaid at a rate or percentage less than is otherwise applicable to prepayments of Term Loans pursuant to Section 2.10), (vi) the interest rate margin, rate floors, fees, original issue discount and premiums applicable to the Refinancing Term Loans shall be determined by the Company and the applicable lenders providing such Refinancing Term Loans and (vii) to the extent the terms of the Refinancing Amendment are inconsistent with the terms set forth herein (except as set forth in clause (i) through (vi) above), such terms shall be reasonably satisfactory to the Administrative Agent.

(d) In connection with any Refinancing Term Loans incurred pursuant to this Section 2.26, the Company, the Administrative Agent and each applicable Lender or Additional Refinancing Lender shall execute and deliver to the Administrative Agent a Refinancing Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.26, including any amendments necessary to establish the applicable Refinancing Term Loans as a new class or tranche of Term Loans, or, if contemplated by such Refinancing Amendment and not inconsistent with the provisions hereof, an increase in any existing class of Term Loans, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of, or increases in, such classes or tranches (including to preserve the pro rata treatment of the refinanced and non-refinanced tranches), in each case on terms consistent with this Section 2.26. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(k) A new Section 4.24 is inserted in the Credit Agreement to read as follows:

Section 4.24. Subordination of Permitted Convertible Indebtedness. The Obligations hereunder constitute “Designated Senior Indebtedness” (or any comparable term) for all purposes of any subordinated Permitted Convertible Indebtedness, any other subordinated Indebtedness of the Company or any Subsidiary Guarantor and any Permitted Refinancing thereof.

(l) Section 5.02 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

For the avoidance of doubt, in the case of any Limited Condition Acquisition, the foregoing provisions shall be superseded by the provisions of Section 2.22 and, in the case of an extension of credit pursuant to an Incremental Term Loan or

Revolving Credit Commitment Increase in connection with a Limited Condition Acquisition, the relevant borrowing by any Borrower hereunder shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in Section 2.22(e) have been satisfied.

(m) Section 7.02(c) of the Credit Agreement is hereby amended by replacing the word “$22,000,000” with “the greater of (x) $22,000,000 and (y) 1.2% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”.

(n) Section 7.02(i) of the Credit Agreement is hereby amended by replacing the word “$55,000,000” with “the greater of (x) $55,000,000 and (y) 2.75% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”.

(o) Clause (i) of Section 7.02(j) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) such Indebtedness and any Permitted Refinancing thereof has no scheduled principal payments, prepayments or maturity, or any mandatory prepayment, redemption or repurchase provisions or sinking fund obligations (except (x) customary ones, including in the context of asset sales, casualty events or a change of control or (y) those included with respect to Permitted Convertible Indebtedness if the Net Cash Proceeds from the issuance and sale of such Permitted Convertible Indebtedness (unless such Indebtedness is a Permitted Refinancing of Permitted Convertible Indebtedness incurred under this clause (y)) are applied by the Company to prepay Loans pursuant to Section 2.09 by not later than the third Business Day following incurrence thereof), in each case prior to the date that is 90 days following the later of the Term Loan Maturity Date and the latest maturity date of any Incremental Term Loans at the time of incurrence; and

(p) Section 7.02(p) of the Credit Agreement is hereby amended by replacing the word “$27,500,000” with “the greater of (x) $27,500,000 and (y) 1.5% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”.

(q) Section 7.03(r) of the Credit Agreement is hereby amended by replacing the word “$16,500,000” with “the greater of (x) $16,500,000 and (y) 1% of the Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”.

(r) Section 7.06 of the Credit Agreement is amended to replace the “; and” at the end of clause (g) thereof with a “;”, to replace the “.” at the end of clause (h) with a “;” and to add new clauses (i) and (j) to read as follows:

(i) the Company may enter into any Permitted Bond Hedge Transaction; and

(j) the Company may deliver common stock or preferred stock or other equity securities that constitute Qualified Capital Stock of the Company to holders upon conversion or exchange of any convertible preferred stock of the Company.

(s) Section 7.07 of the Credit Agreement is hereby amended by:

(i) replacing the words “$50,000,000 after the Amendment Effective Date” in Section 7.07(i) with “after the Amendment No. 2 Effective Date, the greater of (x) $75,000,000 and (y) 4.00% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”;

(ii) replacing the words “$50,000,000 after the Amendment Effective Date” in Section 7.07(n) with “after the Amendment No. 2 Effective Date, the greater of (x) $75,000,000 and (y) 4.00% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”;

(iii) replacing the word “$25,000,000” in Section 7.07(p) with “the greater of (x) $25,000,000 and (y) 1.3% of Consolidated Total Assets of the Company as determined as of the last day of the most recent fiscal period for which financial statements have been delivered hereunder”; and

(iv) (A) deleting the “and” at the end of Section 7.07(o), (B) replacing the “.” at the end of Section 7.07(p) with “;” and (C) inserting new clauses (q), (r) and (s) in Section 7.07 to read as follows:

(q) cash contributions by the Company and its Subsidiaries to Verint Technology UK Limited (“VTUK”) to the extent that (x) VTUK reasonably promptly after receipt of such cash applies such cash to pay accrued interest to Verint Systems Cayman Limited (“Verint Cayman”) on (i) that certain Unsecured Loan Stock 2016 dated October 31, 2011, issued by VTUK with the Tranche A original principal amount of $120,000,000 and the Tranche B original principal amount of $30,000,000, (ii) that certain Series 1 Unsecured Loan Stock 2016 dated October 31, 2011 issued by VTUK in the original principal amount of $50,000,000 or (iii) any permitted refinancings, refundings, renewals or extensions of the foregoing (collectively, the “Loan Stock”) and (y) Verint Cayman reasonably promptly after receipt of any accrued interest on the Loan Stock from VTUK pursuant to clause (x), distributes or dividends such amounts to a Loan Party (it being agreed that any such distribution or dividend of cash shall be made no later than 14 days after the date on which the applicable contribution was made to VTUK);

(r) additional Investments by the Company or any Subsidiary that is a Loan Party in any Subsidiary that is not a Loan Party; provided that (w) the aggregate amount of such Investments shall not exceed $100,000,000 at any time outstanding (without giving effect to any write-off thereof), (x) no Default or Event of Default shall have occurred and be continuing at the time of such Investment or shall result therefrom, (y) any such Investment shall be returned to a Loan Party no later than 14 days after the date on which the applicable Investment was made and (z) such Investment shall be for the primary purpose of bona fide tax planning or bona fide cash management and shall not be for the purpose of circumventing any covenant set forth in this Agreement; and

(s) Investments by the Company in any Permitted Bond Hedge Transaction.

(t) Section 7.08 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 7.08. Limitation on Payments and Modifications of Debt Instruments, Etc. (a) Make any payment (it being agreed that any payment in cash or other property, other than common stock or preferred stock or other equity securities that constitute Qualified Capital Stock of the Company or cash in lieu of any fractional share of common stock of the Company, in connection with the conversion or exchange of any Indebtedness shall be deemed to be a payment on such Indebtedness for purposes hereof), exchange, repayment, prepayment, repurchase or redemption of, or otherwise defease, or make any payment in violation of any of any subordination terms of, any Indebtedness incurred pursuant to Section 7.02(j) or segregate funds for any such payment, repayment, prepayment, repurchase, redemption or defeasance (any of the foregoing, a “Payment”) (other than any Permitted Refinancing) other than (1) Payments of such Indebtedness in an aggregate amount not to exceed the Available Amount at such time (as determined immediately before giving effect to the making of such Payment) so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the Company would at the time of and immediately after giving effect to such Payment be in compliance with the Incurrence Financial Covenant, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statement shall have been delivered hereunder and (C) prior to the making of such Payment, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying compliance with preceding sub-clauses (A) and (B) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clause (B) and (2) additional Payments of such Indebtedness so long as (A) no Default or Event of Default then exists or would result therefrom, (B) the First Lien Net Leverage Ratio at the time of and immediately after giving effect to such Payment shall not exceed 3.60 to 1.00, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statement shall have been delivered hereunder, (C) the Consolidated Leverage Ratio at the time of and immediately after giving effect to such Payment shall not exceed 5.00 to 1.00, determined on a pro forma basis as of the last day of the most recently ended fiscal quarter for which the Company’s consolidated financial statement shall have been delivered hereunder and (D) prior to the making of such Payment, the Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Company certifying compliance with preceding sub-clauses (A), (B) and (C) and containing the calculations (in reasonable detail) required to establish compliance with preceding sub-clauses (B) and (C); provided that nothing herein shall restrict the Company or any of its Subsidiaries from making required payments of fees and regularly scheduled payments of interest on any Indebtedness incurred pursuant to Section 7.02(j) (provided that the payment of such fees and interest with respect to subordinated Indebtedness shall be subject to the subordination provisions governing such Indebtedness), or (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Indebtedness incurred pursuant to Section 7.02(j) if such Indebtedness immediately after giving effect to such amendment, modification or other change could not have been incurred under Section 7.02(j).

(u) Clause (e)(iii) of Article 8 of the Credit Agreement is amended to add the parenthetical phrase “(excluding, in the case of any Permitted Convertible Indebtedness, any event or condition that would permit the holder or beneficiary of such Permitted Convertible Indebtedness to convert such Permitted Convertible Indebtedness into cash, shares of the Company’s common stock or a combination thereof, in each case to the extent permitted hereunder)” immediately after the word “exist” therein.

(v) Section 10.19(b) of the Credit Agreement is hereby amended by replacing each reference therein to “66 2⁄3%” with “50%”.

Section 3. Agreements. The parties hereto agree that any Investment by the Company or its Subsidiaries in Cash Equivalents, as such definition has been amended hereby, prior to the Effective Date shall be deemed not to have used any portion of any basket provided for in Sections 7.07(i), (n) or (o) of the Credit Agreement.

Section 4. Representations and Warranties. The Company hereby represents and warrants to the Administrative Agent and each Lender that:

(a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents will be true and correct in all material respects (except that any representation and warranty that is qualified by materiality will be true and correct in all respects) on and as of the Effective Date after giving effect hereto (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties will be true and correct in all material respects (except that any representation and warranty that is qualified by materiality will be true and correct in all respects ) as of such date); and

(b) no Default or Event of Default will have occurred and be continuing on and as of the Effective Date after giving effect hereto.

Section 5. Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Effective Date”) when the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of the Company, the Administrative Agent and the Required Lenders.

Section 6. Effect of Amendment; No Novation. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b) Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(d) Nothing contained in this Amendment, the Credit Agreement or any other Loan Document shall constitute or be construed as a novation of any of the Obligations.

Section 7. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8. Costs and Expenses. In accordance with Section 10.05 of the Credit Agreement, the Company agrees to reimburse the Administrative Agent for its reasonable documented out-of-pocket expenses in connection with this Amendment, including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers or representatives as of the day and year first above written.

VERINT SYSTEMS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Chief Financial Officer

[Signature Page to Amendment No. 2]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Judith E. Smith

Name: Judith E. Smith
Title: Authorized Signatory

By:	/s/ Michael D’Onofrio

Name: Michael D’Onofrio
Title: Authorized Signatory

[Signature Page to Amendment No. 2]

Lenders’ signature pages are on file with the Administrative Agent